Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 33-34834 of Magnetek, Inc. on Form S-8 of our report dated June 23, 2011, appearing in this Annual Report on Form 11-K of Magnetek FlexCare Plus Retirement Savings Plan for the year ended December 31, 2010.

Baker Tilly Virchow Krause, LLP
Milwaukee, Wisconsin
June 23, 2011